Exhibit 3.3
AS AMENDED AND RESTATED ON ~~MARCH 10~~NOVEMBER 29, 202~~1~~3
INTEL CORPORATION
AMENDED AND RESTATED BYLAWS
ARTICLE I

Offices
Section 1.Registered Office. The registered office of the corporation ~~in the State of Delaware~~ shall be fixed in the ~~City of Wilmington, County of New Castle~~Certificate of Incorporation of the corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).
Section 2.Other Offices. The corporation shall also have and maintain an office or principal place of business at 2200 Mission College Boulevard, Santa Clara, County of Santa Clara, State of California, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II

Stockholders' Meetings
Section 1.Place of Meetings.
(a)Meetings of the stockholders of the corporation shall be held at such place, if any, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 of Article I hereof.
(b)The Board of Directors may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law (as the same exists or may hereafter be amended from time to time, the “DGCL”). If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.
Section 2.Annual Meetings. The annual meetings of the stockholders of the corporation for the purpose of election of directors, and for such other business as may lawfully come before them, shall be held on such date and at such time as may be designated from time to time by the Board of Directors, but in no event more than fifteen (15) months after the date of the preceding annual meeting.

Section 3.Special Meetings.
(a)Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the Chair~~man~~ of the Board of Directors or the Chief Executive Officer or the Board of Directors at any time.
(b)Special meetings of the stockholders of the corporation shall be called by the Board of Directors upon written request to the Corporate Secretary of one or more stockholders, including a written request made by a stockholder on behalf of one or more beneficial owners, owning in the aggregate not less than fifteen percent (15%) of the outstanding shares entitled to vote on the matter or matters to be brought before the proposed special meeting who comply with the notice procedures set forth in this Section 3 with respect to any matter that is a proper subject for the special meeting pursuant to this Section 3. A request to the Corporate Secretary shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by paragraph (c) of Section 8 of this Article II as to the business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the stockholder(s) proposing such business or nominations (including any beneficial owner(s) on whose behalf the request is made), and by a representation by the stockholder(s) that within five (5) business days after the record date for any such special meeting it will provide such information as of the record date for such special meeting. A special meeting requested by stockholders shall be held at such date, time and place, if any, within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall not be more than ninety (90) days after the request to call the special meeting is received by the Corporate Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if ~~either~~ (a) the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Corporate Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request ~~or~~ ,(b) an annual or special meeting that included the business specified in the request (as determined in good faith by the Board of Directors) was held not more than ninety (90) days before the request to call the special meeting was received by the Corporate Secretary~~.~~ or (c) the special meeting request does not comply with the requirements of this Section 3. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Corporate Secretary, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for meeting, provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders, and to cause other business to be transacted, at any special meeting requested by stockholders.
(c)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. The chair~~man~~ of the meeting shall have the power and duty to determine whether a nomination or any other business brought before a special meeting was made in accordance with the procedures set forth in this section, and, if any nomination or other business is not in compliance with this section (including if the stockholder does not provide the information that it represents it will provide under this section to the corporation within five (5) business days following the record date for the meeting), to declare that such defective nomination or proposal shall be disregarded, notwithstanding that proxies and votes in respect of such matters may have been received.
Section 4.Notice of Meetings.
(a)Except as otherwise provided by law or the Certificate of Incorporation, written notice (as the term “written” is defined in Article XII hereof) of each meeting of stockholders, specifying the place, if any, date and hour of the meeting; the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; and the purpose or purposes of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat, directed to the stockholders in accordance with the procedures set forth in Article X hereof. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

(b)If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of Section 262(d) of the ~~Delaware General Corporation Law~~DGCL to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.
(c)When a meeting is adjourned to another date, time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the date, time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken ~~unless~~; (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with this Section 4; provided however, that if the adjournment is for more than thirty days, or ~~unless~~ after the adjournment a new record date is fixed for the adjourned meeting, ~~in which event~~then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(d)Notice of the date, time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and to the extent permitted by law, will be waived by any stockholder by his or her attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
(e)Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his or her legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.
Section 5.Quorum and Voting.
(a)At all meetings of stockholders, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The Chair~~man~~ of the Board or the chair~~man~~ of the meeting shall have the right and authority to convene, adjourn and/or recess any meeting of stockholders.
(b)Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.
Section 6.Voting Rights.
(a)Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at a meeting shall be entitled to vote at such meeting. Shares standing in the names of two (2) or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one (1) of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.
(b)Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent, which proxy shall be filed with the Corporate Secretary at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period.

Section 7.List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, ~~at least~~no later than the~~n~~ tenth (~~10~~10th) day~~s~~ before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Nothing contained in Section 219 of the ~~Delaware General Corporation Law~~DGCL shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ~~at least~~ ten (10) days ~~prior to~~ending on the day before the meeting date, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. ~~If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.~~
Section 8.Nominations and Stockholder Business.
(a)Nominations of persons for election to the Board of Directors of the corporation and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors, ~~or~~ (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving the notice provided for in paragraphs (b) and (c) of this section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this ~~s~~Section 8, (iii) with respect to Rule 14a-8 stockholder proposals, pursuant to Section 8(d) below or (iv) by any stockholder of the corporation who is a stockholder of record at the time of giving the Stockholder Notice with respect to a Stockholder Nominee pursuant to Section 9 of this Article II, who is entitled to vote at the meeting and who complied with the requirements of Section 9 of this Article~~.~~ II. For the avoidance of doubt, the foregoing clauses (ii) and (iv) shall be the exclusive means for a stockholder to make nominations and the foregoing clauses (ii) and (iii) shall be the exclusive means for a stockholder to propose other business at an annual meeting of stockholders.
(b)In order to assure that stockholders and the corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow for full information to be distributed to stockholders, a stockholder properly may bring nominations or other business before an annual meeting of stockholders only if the stockholder shall have given timely notice thereof in writing to the Corporate Secretary setting forth the information required by paragraph (c) of this section, and such other business must be a proper subject for stockholder action under the ~~Delaware General Corporation Law~~DGCL. To be timely, a stockholder's notice shall be delivered to the Corporate Secretary at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder's notice shall be directed to the Corporate Secretary at the electronic mail address or facsimile number, as the case may be, specified in the company's most recent proxy statement) not later than the close of business on the one hundred twentieth (120th) day nor earlier than the one hundred fiftieth (150th) day prior to the anniversary of the date of the prior year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year's annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. A stockholder’s notice of nominees given in accordance with this Section 8 must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 8(b); provided that, in the event a stockholder’s notice includes one or more substitute nominees, such stockholder must provide timely notice of such substitute nominee(s) in accordance with the provisions of this Section 8 (including, without limitation, satisfaction of all applicable informational requirements set forth herein). For the avoidance of doubt, the number of nominees a stockholder may nominate for election at an annual meeting of stockholders (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at an annual meeting of stockholders on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(c)Such stockholder's notice shall set forth and include:
(i)as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (B) such person's written consent to being named ~~in the proxy statement~~ as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, (C) all fully completed and signed questionnaires required of the corporation’s directors and any other questionnaire the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation, listing standard, or corporate governance policy or guideline, or that the corporation otherwise may reasonably request, which questionnaires will be provided by the Corporate Secretary promptly, but in any event within five (5) business days, following a request therefor, (D) a written statement, not to exceed 500 words, in support of such person, and (E) a written representation by such person that such person (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question, unless such agreement, arrangement, understanding, commitment or assurance is disclosed pursuant to rules of the Securities and Exchange Commission (“SEC”) in any solicitation material in which such person is named as a nominee, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or director unless such agreement, arrangement or understanding is disclosed pursuant to rules of the SEC in any solicitation material in which such person is named as a nominee, ~~and~~ (3) if elected as a director, will comply with all of the corporation's corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to the directors, and (~~D) the information necessary for~~4) will, if requested by the Board of Directors ~~to determine whether such proposed nominee qualifies as an independent director under the applicable stock exchange listing standards;~~of the corporation, submit to interviews with the Board of Directors of the corporation or any committee thereof, and shall make themselves available for any such interviews within no less than ten (10) business days following the date of such request;
(ii)as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting, and (D) a description of any substantial interest in such business of such stockholder and the beneficial owner (within the meaning of Item 5 of Schedule 14A under the Exchange Act), if any, on whose behalf the proposal is made;
(iii)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation's books, and the name and address of such beneficial owner, (B) the class and number of shares of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (C) a representation that the stockholder intends to be present in person or by proxy at the meeting to propose such nomination or other business;
(iv)as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination or proposal is made, as to such beneficial owner (A) the class and number of shares of the corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice ~~and by each associate of the stockholder or beneficial owner~~ as of the date of the notice, ~~and a representation that the stockholder will notify the corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of the corporation beneficially owned by such stockholder or beneficial owner and by each~~

~~such associate as of the record date for the meeting,~~ (B) a description of any plans or proposals which such stockholder or beneficial owner may have which relate to or would result in, if implemented, any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D of the Exchange Act (regardless of whether a Schedule 13D is required), (C) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) ~~and a representationthat the stockholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding existing as of the record date for the meeting, (C~~, (D) all items of the type that would be required to be filed as exhibits pursuant to Item 7 of Schedule 13D of the Exchange Act (regardless of whether a Schedule 13D is required) between or among such stockholder or beneficial owner and with any other person, (E) a description of any security, instrument, agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, ~~hedging~~warrants, forward contracts, swaps, contracts of sale, voting rights, dividend rights, performance-related fees, hedging or pledging transactions, and borrowed and/or loaned shares, regardless of whether settled in shares or cash) existing as of the date of the stockholder's notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation's capital stock or the share price of any class of the capital stock of any principal competitor of the corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914), or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation or of any principal competitor of the corporation, including the notional number of shares that are the subject of such agreement, arrangement or understanding, ~~and a representation that the stockholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding existing as of the record date for the meeting~~(F) a description of any equity interests in any principal competitor of the corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914) held by or on behalf of such stockholder or beneficial owner, if any, (~~D~~G) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the corporation, including the number of shares that are the subject of ~~of~~such agreement, arrangement or understanding, (H) the names and addresses of other stockholders (including beneficial owners) known by any such stockholder or such beneficial owner, if any, to financially or otherwise materially support such nomination(s) or proposal(s) (it being understood, for example, that statement of an intent to vote for, or delivery of a revocable proxy to such proponent, does not require disclosure under this section, but solicitation of other stockholders by such supporting stockholder would require disclosure under this section), and to the extent known the class and number of all shares of the corporation’s capital stock owned beneficially or of record by, and any other information contemplated by clauses (A), (E) and (F) of this Section 8(c)(iv) with respect to, such other stockholder(s) or other beneficial owner(s), (I) a description of any direct or indirect interest of, or funding provided by, the stockholder or beneficial owner in any litigation filed or in other legal proceeding initiated against the corporation, (J) a description of any direct or indirect interest of such stockholder or beneficial owner in any contract with the corporation or any affiliate of the corporation (which description shall include, in addition to all other information, information identifying all parties thereto), including any employment agreement, collective bargaining agreement, or consulting agreement, and (K) a representation that the stockholder will ~~notify~~provide the corporation ~~in~~a writ~~i~~ten~~g~~ update within five (5) business days after the record date for such meeting ~~of any such agreement, arrangement or understanding existing~~that sets forth all of the information required by this Section 8(c)(iv) as of the record date for the meeting~~, and~~ ;
(v) ~~(E)~~  a representation as to whether the stockholder, beneficial owner or a participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (A) in the case of a proposal of business other than nominations, whether such person or group intends to deliver ~~a proxy statement and/or~~, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal stock, (B) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least 67% of the voting power of the corporation’s stock entitled to vote generally in the election of directors, and (C) a representation that immediately after soliciting the percentage of stockholders referred to in the representation required under the immediately preceding clauses (A) and (B) of this Section 8(c)(v), such stockholder, beneficial owner or participant will provide the corporation with evidence, which may take the form of a statement and documentation from a proxy solicitor, confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of ~~at least a majority~~such percentage of the corporation’s ~~outstanding capital~~ stock; and
(vi)~~(v)~~ as to the stockholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made, such stockholder's and beneficial owner's written consent to the public disclosure of information provided pursuant to paragraph (c) of this Section 8.
For the purposes of this Section 8(c), if a stockholder or beneficial owner is an entity, the information required ~~of~~as to such entity by paragraph (c)(iii), (iv), ~~and~~ (v) and (vi) of this Section 8 shall also be provided (A) as to each person (regardless of whether an entity or individual) who is a director, executive~~,~~ officer, general partner, or managing member ~~or control person~~ of such entity~~.~~ and of any other entity that has or shares control of such entity and (B) as to any person who is, or is a member of a group of persons that is, known to be acting in concert with such stockholder or beneficial owner or who owns or controls or is a member of a group that owns or controls, directly or indirectly, 5% or more of the equity, voting, or profit interests of such stockholder or beneficial owner if such person would require U.S. Government regulatory approval to obtain control, information, or access rights described in Section 721 of the U.S. Defense Production Act of 1950, as amended, and/or 31 C.F.R. Parts 800 – 802, or any successor provisions.
(d)The requirements of this Section 8 shall not apply to a stockholder if the stockholder has notified the corporation of his or her intention to present a non-binding (precatory) stockholder proposal at an annual meeting pursuant to and in compliance with Rule 14a-8 under the Exchange Act. With respect to any other matter proposed to be presented pursuant to and in compliance with Rule 14a-8, (i) the notice required by this Section 8 shall be considered timely if delivered within the time period specified in Rule 14a-8(e), and (ii) the person proposing to have such matter presented at the meeting shall provide the information required by paragraph (c) of this Section, provided that the information required by paragraph (c)(iii) of this Section 8 may be satisfied by providing the information required pursuant to Rule 14a-8(b).
(e)Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this ~~s~~Section 8(e), who is entitled to vote at the meeting and who complies with the notice procedures set forth in this ~~s~~Section 8. Nominations by stockholders of persons for election to the Board of Directors may be made at ~~such a~~any special meeting of stockholders called pursuant to paragraph (b) of Section 3 of this Article II if the nominees are named in the special meeting request delivered pursuant to paragraph (b) of Section 3 of this Article II or, at any special meeting called pursuant to paragraph (a) of Section 3 hereof, if the stockholder's notice required by this ~~s~~Section 8 is delivered to the Corporate Secretary at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder's notice shall be directed to the Corporate Secretary at the electronic mail address or facsimile number, as the case may be, specified in the company's most recent proxy statement) not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ~~s~~ni~~x~~netieth (~~6~~90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and such notice sets forth the information required by paragraph (c) of this ~~s~~Section 8. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.
(f)Only those persons who are nominated in accordance with the procedures set forth in this Section 8 or in Section 9 (including timely delivery of the notices required by such sections) shall be eligible for election as directors at any meeting of stockholders. Only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8 (including timely delivery of the notices required by this Section 8). The Chair~~man~~ of the Board of Directors or the Corporate Secretary shall, if the facts warrant, determine that a notice received by the corporation relating to a nomination proposed to be made or an item of business proposed to be introduced at a meeting of stockholders does not satisfy the requirements of this Section 8 (including if the stockholder does not provide the information required under Section 8(c)(iii)(B) and 8(c)(iv)(~~A)-(C~~K) to the corporation within five (5) business days following the record date for the meeting or the information required under Section 8(c)(v)(C) when required), and if it be so determined, shall so declare and any such nomination or other business shall not be introduced at such meeting of stockholders, notwithstanding that proxies and votes in respect of such matters may have been received. The chair~~man~~ of the meeting, the Corporate Secretary, or any other person designated by the Board of Directors shall have the power and duty to determine whether a nomination or any other business brought before the meeting was made in accordance with the procedures set forth in this section, and, if any nomination or other business is not in compliance with this section (including if the stockholder does not provide the information required under Section 8(c)(iii)(B) and 8(c)(iv)(~~A)-(C~~K) to the corporation within five (5) business days following the record date for the meeting or the information required under Section 8(c)(v)(C) when required), to declare that such defective nomination or proposal shall be disregarded, notwithstanding that proxies and votes in respect of such matters may have been received. ~~Notwithstanding~~In furtherance and not by way of limitation of the foregoing provisions of this ~~s~~Section 8, if the stockholder (or a qualified representative of the stockholder) is not present at the meeting of stockholders to make a nomination or propose such business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies and votes in respect of such ~~vote~~matter have been received by the corporation. For purposes of this ~~s~~Section 8, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(g)For purposes of this Section 8~~,~~ and Section 9, the “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day and “public announcement” shall mean disclosure in a press release reported by ~~the Dow Jones News Service, Associated Press or~~BusinessWire or a comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of paragraph (c)(iv)(A) of this Section 8, ~~the term "associate" shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act and~~ shares shall be treated as “beneficially owned” by a person if the person (i) beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or (ii) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
(h)Notwithstanding the foregoing provisions of this ~~s~~Section 8 or any other provision of these Bylaws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any control person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this ~~section.~~Section 8 and Section 3 of this Article II;

provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 8. The obligation to update and supplement as set forth in this Section 8 or any other section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any nomination or other business proposal or to submit any new nomination or other business proposal, including by changing or adding nominees, matters, business and or resolutions .
(i)Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors of the corporation.
Section 9.Proxy Access for Director Nominations.
(a)Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of the stockholders at which directors are to be elected, the corporation will include in its proxy statement and on its form of proxy the name of a nominee for election to the Board submitted pursuant to this Section 9 of this Article II (a “Stockholder Nominee”), and will include in its proxy statement the “Required Information” (as defined below), if:
(i)the Stockholder Nominee satisfies the eligibility requirements in this Section 9,
(ii)the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 9 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below),
(iii)the Eligible Stockholder expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the corporation's proxy materials, and
(iv)the additional requirements of these Bylaws are met.
(b)To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 9(b) must (i) own and have owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of the common stock of the corporation) that represents at least three percent (3%) of the outstanding shares of the corporation that are entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and (ii) thereafter continue to own the Required Shares through such annual meeting of stockholders. For purposes of satisfying the percentage ownership requirements of this Section 9(b), a group of no more than twenty stockholders and/or beneficial owners may aggregate the number of shares of common stock of the corporation that each group member has itself individually owned continuously for at least three years as of the date of the Stockholder Notice. No stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as more than one Eligible Stockholder under this Section 9, and the same shares may not be attributed to more than one Eligible Stockholder. A group of any two or more funds that are (A) under common management and investment control, or (B) publicly offered and part of the same family of funds (as defined herein), or (C) under common management and funded primarily by a single employer, shall be treated as one stockholder or beneficial owner. Whenever an Eligible Stockholder consists of a group of stockholders and/or beneficial owners, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 9 must be satisfied by and as to each such stockholder or beneficial owner, except that shares may be aggregated as specified in this Section 9(b) and except as otherwise provided in this Section 9. For purposes of this Section 9, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act, and the term “family of funds” shall mean two or more investment companies or funds (whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services.
(c)For purposes of this Section 9:

(i)A stockholder or beneficial owner shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which such person possesses both (i) the full voting and investment power pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person's or its affiliates' full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. A stockholder or beneficial owner shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. The person's ownership of shares shall be deemed to continue during any period in which such person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. A stockholder or beneficial owner's ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided that the person has the power to recall such loaned shares on not more than five business days' notice. The terms “owned,” “owning” and other variations of the word “own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.
(ii)A stockholder or beneficial owner that is deemed to own loaned shares in accordance with the immediately preceding sentence also must, in order for such loaned shares to be deemed owned for purposes of this Section 9, (A) recall the loaned shares within five business days of the last date on which a timely Stockholder Notice may be delivered for the relevant annual meeting and (B) hold the recalled shares through the relevant annual meeting.
(d)For purposes of this Section 9, the “Required Information” that the corporation will include in its proxy statement is (i) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation's proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a single written statement of the group), not to exceed 500 words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the corporation's proxy statement for the annual meeting (the “Statement”). Notwithstanding anything to the contrary contained in this Section 9, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 9 shall limit the corporation's ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
(e)The Stockholder Notice shall set forth all information, representations and agreements required under Section 8(c) of this Article II (and for such purposes, references in Section 8(c) to the “beneficial owner” on whose behalf the nomination is made shall be deemed to refer to the “Eligible Stockholder”), and in addition such Stockholder Notice shall include:
(i)a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Exchange Act;
(ii)a statement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of common stock of the corporation the Eligible Stockholder owns and has owned (as defined in Section 9(c) of these Bylaws) continuously for at least three years as of the date of the Stockholder Notice, (B) agreeing to continue to own such shares through the annual meeting, and (C) regarding whether or not it intends to maintain ownership of the Required Shares for at least one year following the annual meeting; and
(iii)the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties: (A) it will provide (1) within five (5) business days of the record date for the annual meeting, the information required under Section 8 (c)(iv) as of the record date,(2) notification in writing verifying the Eligible Stockholder's continuous ownership of the Required Shares as of the record date within five (5) business days of such record date, and (3) immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting of stockholders; (B) it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 9, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board, and (4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; (C) it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (2) indemnify and hold harmless the corporation and its affiliates and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 9, (3) comply with all laws, rules, regulations and listing standards applicable to its nomination and any solicitation in connection with the annual meeting, (4) file all materials described below in Section 9(g)(iii) of this Article II with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and (5) at the request of the corporation, promptly, but in any event within five business days after such request, provide to the corporation prior to the day of the annual meeting such additional information as reasonably requested by the corporation; and (D) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination.
(f)To be timely under this Section 9, the Stockholder Notice must be delivered by a stockholder to the Corporate Secretary at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the ~~C~~close of ~~B~~business on the one hundred fiftieth (150th) day prior to the first anniversary of the date (as stated in the corporation's proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year's annual meeting of stockholders; provided, however, that in the event the annual meeting is more than thirty (30) days before or after the anniversary of the previous year's annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the ~~C~~close of ~~B~~business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the ~~C~~close of ~~B~~business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which ~~P~~public ~~A~~announcement (as defined in Section 8(g) of this Article II) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a ~~P~~public ~~A~~announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.
(g)An Eligible Stockholder must:
(i)within five business days after the date of the Stockholder Notice, provide to the corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite ~~three-year~~three (3)-year holding period, specifying the number of shares that the Eligible Stockholder owns, and has owned continuously in compliance with this Section 9;

(ii)include in the Schedule 14N filed with the SEC a statement by the Eligible Stockholder (and in the case of a group, by each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) certifying (A) the number of shares of common stock of the corporation that it owns and has owned continuously for at least three (3) years as of the date of the Stockholder Notice, and (B) that it owns and has owned such shares within the meaning of Section 9(c) of this Article II;
(iii)file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation's annual meeting of stockholders, one or more of the corporation's directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and
(iv)in the case of any group, within five (5) business days after the date of the Stockholder Notice, provide to the corporation documentation reasonably satisfactory to the corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 9(b) of this Article II.
The information provided pursuant to this Section 9(g) shall be deemed part of the Stockholder Notice for purposes of this Section 9.
(h)Within the time period for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Corporate Secretary at the principal executive offices of the corporation, which shall be signed by each Stockholder Nominee and shall represent and agree that such Stockholder Nominee:
(i)consents to being named in the corporation's proxy statement and form of proxy as a nominee and to serving as a director if elected;
(ii)is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question, unless such agreement, arrangement, understanding, commitment or assurance is disclosed in the Schedule 14N filed by the Eligible Stockholder with the SEC;
(iii)is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee or director unless such agreement, arrangement or understanding is disclosed in the Schedule 14N filed by the Eligible Stockholder with the SEC;
(iv)if elected as a director, will comply with all of the corporation's corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors; and
(v) ~~(v)~~ at the request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the corporation's directors and provide to the corporation such other information as it may reasonably request. The corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 9.
(i)In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including by omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Corporate Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation's right to omit a Stockholder Nominee from its proxy materials as provided in this Section 9.

(j)Notwithstanding anything to the contrary contained in this Section 9, the corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies and votes in respect of such ~~vote~~nomination may have been received by the corporation, if:
(i)the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 9), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 9) was not, when provided, true, correct and complete, or otherwise fails to comply with its obligations pursuant to these Bylaws, including but not limited to its obligations under this Section 9;
(ii)the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation's directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the corporation are listed~~,~~ or as a “non-employee director” under Exchange Act Rule 16b-3, ~~or as an "outside director" for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision),~~ (C) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (E) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);
(iii)the corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for stockholder nominees for director in Section 8 of this Article II; or
(iv)the election of the Stockholder Nominee to the Board would cause the corporation to violate the Certificate of Incorporation of the corporation, these Bylaws, any applicable law, rule, regulation or listing standard.
(k)The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the corporation's proxy materials pursuant to this Section 9, shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 9 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%) (such resulting number, the “Permitted Number”); provided that the Permitted Number shall be reduced by (A) any Stockholder Nominee whose name was submitted for inclusion in the corporation's proxy materials pursuant to this Section 9 but who the Board of Directors decides to nominate as a Board nominee, and (B) any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the Board as a Board nominee. The Permitted Number shall also be reduced, but not below one (1), by the number of directors in office or director candidates that in either case will be included in the corporation's proxy materials with respect to such an annual meeting as an unopposed (by the corporation) nominee pursuant to any agreement, arrangement or other understanding between the corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the corporation), other than any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board, for at least two annual terms. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation's proxy materials pursuant to this Section 9 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation's proxy statement and include such specified rank in its Stockholder Notice submitted to the corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9 exceeds the Permitted Number, the corporation shall determine which Stockholder Nominees shall be included in the corporation's proxy materials in accordance with the following provisions: the highest ranking Stockholder Nominee of each Eligible Stockholder will be selected for inclusion in the corporation's proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as owned in its respective Stockholder Notice submitted to the corporation. If the Permitted Number is not reached after each Eligible Stockholder has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 9 thereafter is nominated by the Board, thereafter is not included in the corporation's proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder's or Stockholder Nominee's failure to comply with this Section 9), no other nominee or nominees shall be included in the corporation's proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.
(l)Any Stockholder Nominee who is included in the corporation's proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 9 for the next two annual meetings.
(m)The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 9 and to make any and all determinations necessary or advisable to apply this Section 9 to any persons, facts or circumstances, including the power to determine in good faith (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Stockholder Notice complies with this Section 9 and has otherwise met the requirements of this Section 9, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 9, and (iv) whether any and all requirements of this Section 9 have been satisfied. For purposes of applying the requirements of this Section 9 (including Section 9(a)(ii) of this Article II), the number of Required Shares required to be owned by any person or persons during any time period shall be adjusted, in the manner determined by the Board (or any authorized committee thereof) or by the General Counsel, to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of the common stock of the corporation. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law or otherwise determined by the chair~~man~~ of the meeting or the Board, if the stockholder (or a qualified representative of the stockholder, as defined in Section 8(f) of this Article II) does not appear at the annual meeting of the stockholders of the corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies and votes in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the corporation. ~~This~~Except for a nomination made in accordance with Rule 14a-19 promulgated under the Exchange Act, this Section 9 shall be the exclusive method for stockholders to include nominees for director election in the corporation's proxy materials.
ARTICLE III

Directors
Section 1.Number and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a duly adopted resolution of the Board of Directors. Except as provided in Section 3 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC the number of nominees (including those proposed nominees identified in any notices delivered pursuant to Section 8 or 9 of Article II ~~andnot~~and not withdrawn by such date, determined ineligible or determined by the Board of Directors (or a committee thereof) to not create a bona fide election contest) exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. The Corporate Governance and Nominating Committee has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board. The Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee's recommendation and ~~and~~publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.
Section 2.Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.
Section 3.Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant, and until his or her successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 4 below) to elect the number of directors then constituting the whole Board.
Section 4.Resignations and Removals.
(a)Any director may resign at any time by delivering his or her written resignation to the Corporate Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Corporate Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one (1) or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.
(b)Except as provided in Section 141 of the ~~Delaware General Corporation Law~~DGCL, at a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors, or any individual director, may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.
Section 5.Meetings.
(a)Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 of Article I hereof. Regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolutions of the Board of Directors or the written consent of all directors. Notice of regular meetings of the directors is hereby dispensed with and no notice whatever of any such meetings need be given.
(b)Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chair~~man~~ of the Board of Directors, or by the Chief Executive Officer (if a director) or by the Corporate Secretary at the request of any four of the directors.

(c)Written notice of the time and place of all special meetings of the Board of Directors shall be delivered to each director at least twenty-four (24) hours before the start of the meeting, or if sent by first class mail, at least seventy-two (72) hours before the start of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.
Section 6.Quorum and Voting.
(a)A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 1 of Article III of these Bylaws, but not less than one (1). Regardless of whether a quorum is present or otherwise, the Chair~~man~~ of the Board or a majority of the directors present may adjourn any meeting of the Board of Directors from time to time until the time fixed for the next regular meeting of the Board of Directors without notice other than by announcement at the meeting.
(b)At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
(c)Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d)The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall deliver to the corporation a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 7.Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
Section 8.Fees and Compensation. Directors may receive compensation for their services as directors as determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefore.
Section 9.Committees.
(a)Executive Committee: The Board of Directors may appoint an Executive Committee. The Executive Committee, to the extent permitted by Delaware law, these Bylaws, the Executive Committee Charter or other resolutions of the Board of Directors, shall have and may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to (a) approve or adopt, or recommend to the corporation's stockholders, any action or matter expressly required by the ~~Delaware General Corporation Law~~DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any Bylaws.
(b)Other Committees: The Board of Directors may appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)Term: The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board, subject to the provisions of subsections (a) or (b) of this section, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that the Executive Committee shall have at least three (3) members and each other committee shall consist of at least one (1) member. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitutes a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d)Meetings: Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this section shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be called by the chair~~man~~ of such committee or by the Corporate Secretary at the request of any two directors who are members of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
Section 10.Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the ~~Delaware General Corporation Law~~DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board cannot readily be convened for action, then the director or directors in attendance at a meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one (1) or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.
Section 11.Chair~~man~~ of the Board of Directors and Other Board Positions Designated. The Board of Directors shall elect one of its members to be Chair~~man~~ of the Board of Directors and may elect one (1) or more Vice-Chairs and, if the Chair~~man~~ is or was formerly an employee of the corporation, a Lead Director who at the time he or she is so elected shall have been determined by the Board of Directors to be independent under standards approved by the Board of Directors, a chair~~man~~ of each committee of the Board of Directors, and such other positions as the Board of Directors may deem expedient. The Board of ~~of~~Directors shall fill any vacancy in the position of Chair~~man~~ of the Board of Directors at such time and in such manner as the ~~the~~Board of Directors shall determine.
Section 12.Tenure, Succession and Duties of the Chair~~man~~ of the Board of Directors.
(a)Tenure: The Chair~~man~~ of the Board of Directors, any Vice-Chair, Lead Director, committee chair or other Board position (i) shall hold office at the pleasure of the Board of Directors and until a successor shall have been duly elected and qualified, unless sooner removed, and (ii) may be removed at any time by the Board of Directors. ~~No director shall serve as Chairman of the Board, as a Vice-Chair, or as Lead Director for more than two (2) terms (whether or not consecutive) of three (3) years each for each such position.~~
(b)Succession: In the absence of a resolution of the Board of Directors specifying another order of succession, in cases where the Chair~~man~~ of the Board of Directors or a director holding a position described under Section 11 of this Article III shall be kidnapped, missing, dead, deemed by the Board of Directors to be incapacitated and unable to appropriately perform his or her duties, or in any other case where such a director vacates his or her office, and in any case where the Board of Directors shall have determined that a Lead Director has ceased to qualify as independent under standards approved by the Board of Directors, then:

(i)Succession of the Chair~~man~~ of the Board of Directors: The Board of Directors shall meet promptly to consider whether to confer the title, powers and duties of the Chair~~man~~ of the Board of Directors on another member of the Board of Directors. Until the Board of Directors takes such action, the Lead Director, if any, or in his or her absence the Vice-Chair with the most years of service as Vice-Chair, if any, shall exercise all the power and perform all the duties of the Chair~~man~~ of the Board of Directors.
(ii)Succession of the Lead Director: The Board of Directors shall meet promptly to consider whether to confer the title, powers and duties of Lead Director on another member of the Board of Directors. Until the Board of Directors takes such action, the Chair~~man~~ of the Board of Directors shall exercise all the power and perform all the duties of the Lead Director.
(iii)Succession of Vice-Chair of the Board of Directors: The Board of Directors shall meet promptly to consider whether to confer the title, powers and duties of Vice-Chair of the Board of Directors on another member of the Board of Directors.
(iv)Succession of the Chair~~man~~ of a Board Committee: The Board of Directors shall meet promptly to consider whether to confer the title, powers and duties of the chair~~man~~ of any committee of the Board of Directors on another member of the committee. Until the Board of Directors takes such action, in the absence of a vice-chair of the committee, the remaining members of the committee shall elect an acting chair~~man~~ of the committee.
(c)Duties: The director(s) holding the positions set forth below shall have the powers and duties set forth below unless otherwise determined by the Board of Directors.
(i)Duties of the Chair~~man~~ of the Board: The Chair~~man~~ of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors, unless the Board of Directors determines otherwise. The Chair~~man~~ of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(ii)Duties of the Lead Director: The Lead Director serves to coordinate the activities of the other non-employee directors and to perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Lead Director shall preside at sessions of the independent and non-employee directors of the Board of Directors, provided that the Chair~~man~~ is not an independent director, and in the absence of the Chair~~man~~ shall preside at meetings of the Board of Directors. The Lead Director shall have the authority of the Chair~~man~~ in the event the Chair~~man~~ is kidnapped, missing, dead, deemed by the Board of Directors to be incapacitated or if the position of Chair~~man~~ is vacant.
(iii)Duties of Vice-Chair of the Board: Any Vice-Chair shall preside at meetings of the stockholders and at meetings of the Board of Directors in the absence of both the Chair~~man~~ and the Lead Director, unless the Board of Directors determines otherwise. The Vice-Chair shall have such authority as specified by the Chair~~man~~, the Board of Directors or these Bylaws.
ARTICLE IV

Officers
Section 1.Appointment of Officers.
(a) The officers of the corporation appointed by the Board of Directors shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, and a Corporate Secretary. The Board and, to the extent authorized by the Board, the Chief Executive Officer, may appoint such other officers as determined appropriate, including one or more Vice Presidents. The Board of Directors (or the Chief Executive Officer if he is or she is empowered to appoint such officer) may from time to time, assign titles, powers, duties and reporting arrangements for any officer. Any number of offices may be held by the same person unless specifically prohibited therefrom by law. Any office of the corporation may be left vacant from time to time. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.
Section 2.Tenure and Duties of Officers.

(a)Tenure: All officers shall hold office until such person's successor is appointed or until such person's earlier death resignation, or removal. Any officer may be removed at any time by the Board of Directors or, if appointed by the Chief Executive Officer, may be removed at any time by the Board of Directors or the Chief Executive Officer. If any office becomes vacant for any reason, the vacancy may be left vacant or be filled as described in Section 1 of this Article IV. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.
(b)Duties: The officer(s) bearing the titles set forth below shall have the powers and duties set forth below unless otherwise determined by the Board of Directors.
(i)Duties of the Chief Executive Officer: The Chief Executive Officer shall, subject to the oversight of the Board of Directors, have general supervision, direction and control of the business and the officers, employees and agents of the corporation. In the absence of the Chair~~man~~ of the Board of Directors and any Lead Director and Vice-Chair, the Chief Executive Officer, if such officer is a director, shall preside at all meetings of the Board of Directors, unless the Board of Directors determines otherwise. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(ii)Duties of President: Subject to the oversight of the Board of Directors and the supervision, control and authority of the Chief Executive Officer, the President shall have general supervision, direction and control of the business and the officers, employees and agents of the corporation. The President shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(iii)Duties of Vice Presidents & Fellows: The Vice Presidents (whether elected or appointed by the Board of Directors or the Chief Executive Officer) and Fellows shall have the powers and perform the duties that pertain to, or relate to, such Vice President's or Fellow's designated job or business function and shall have such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer shall designate from time to time.
(iv)Duties of Corporate Secretary: The Corporate Secretary shall attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the corporation and shall keep the seal of the corporation in safe custody. The Corporate Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders, and of all meetings of the Board of Directors and any Committee thereof requiring notice. The Corporate Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. It shall be the duty of the Assistant Corporate Secretaries to assist the Corporate Secretary in the performance of the Corporate Secretary's powers and duties and generally to have such other powers and perform such other duties as may be delegated to them by the Board of Directors, the Chair~~man~~ of the Board of Directors or the Chief Executive Officer.
(v)Duties of Chief Financial Officer and Treasurer: Each of the Chief Financial Officer and the Treasurer shall control, audit and arrange the financial affairs of the corporation, consistent with the responsibilities delegated to each of them by the corporation's Chief Executive Officer or President. The Chief Financial Officer or Treasurer, as the case may be, shall receive and deposit all monies belonging to the corporation and shall pay out the same only in such manner as the Board of Directors may from time to time determine, and shall have such other powers and perform such other duties as the Board of Directors may require. It shall be the duty of the Assistant Treasurers to assist the Treasurer in the performance of the Treasurer's powers and duties and generally to have such other powers and perform such other duties as may be delegated to them by the Board of Directors or the Chief Executive Officer.
ARTICLE V

Execution of Corporate Instruments, and
Voting of Securities Owned by the Corporation
Section 1.Execution of Corporate Instruments.
(a)The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document,

or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.
(b)Unless otherwise specifically determined by the Board of Directors or otherwise required by law or these Bylaws, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation and other corporate instruments or documents shall be executed, signed or endorsed by the Chair~~man~~ of the Board of Directors, the Chief Executive Officer, the President or the Corporate Secretary, or by any Vice President or any Fellow (only with regard to such corporate instruments that pertain to or relate to such Vice President's or Fellow's job or business function).
(c)All checks and drafts drawn on banks or other depositaries on funds or assets to the credit of the corporation, or in special accounts of the corporation, shall be signed by such person or persons as are authorized by the Board of Directors.
ARTICLE VI

Shares of Stock
Section 1.Form and Execution of Certificates. Certificates for the shares of stock of the corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Corporate Secretary or an Assistant Corporate Secretary, and if so issued shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Any such certificate shall be signed by, or in the name of the corporation by, the Chair~~man~~ of the Board of Directors, or by the Chief Executive Officer, or by the President or any Vice President and by the Treasurer or Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, and if and to the extent that the corporation shall be required or authorized as provided above to issue certificates representing all or a portion of such class or series of stock, then the powers, designations, preferences and relative, participating, optional or other special rights of each such class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the ~~Delaware General Corporation Law~~DGCL, in lieu of the foregoing requirements for such certificated shares, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 2.Lost Certificates. The Board of Directors or the Corporate Secretary or an Assistant Corporate Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or the Corporate Secretary or an Assistant Corporate Secretary may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to indemnify the corporation in such manner as it shall require and/or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.
Section 3.Transfers. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and with regard to certificated shares, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 4.Fixing Record Dates.
(a)In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date ~~forthe~~for the adjourned meeting.
(b)In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII

Other Securities of the Corporation
All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chair~~man~~ of the Board of Directors or the Chief Executive Officer or the President or any Vice President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Corporate Secretary or an Assistant Corporate Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or Assistant Treasurer or such other person as may be authorized by the Board of Directors or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon, shall have ceased to be such officer of the corporation before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.
ARTICLE VIII

Corporate Seal
The corporation shall have a common seal, upon which shall be inscribed:
“Intel Corporation
Incorporated March 1, 1989
Delaware”

In the event the corporation changes its name, the corporate seal shall be changed to reflect such new name. Any corporate instrument or document requiring the corporate seal may be executed as provided in Article V of these Bylaws, and the corporate seal shall be applied by the Corporate Secretary or any Assistant Corporate Secretary.
ARTICLE IX

Indemnification of Officers, Directors, Employees and Agents
Section 1.Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee, or agent of the corporation (including service with respect to employee benefit plans) or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an “Agent”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the ~~Delaware General Corporation Law~~DGCL, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article IX) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 3 of this Article IX, the corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article IX shall be a contract right.
Section 2.Authority to Advance Expenses. Expenses incurred by an officer of director (acting in his or her capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the ~~Delaware General Corporation Law~~DGCL, as amended, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article IX or otherwise. Expenses incurred by other Agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the corporation for Expense advances shall be unsecured and no interest shall be charged thereon.
Section 3.Right of Claimant to Bring Suit. If a claim under Section 1 or 2 of this Article IX is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit, in a court of competent jurisdiction in the state of Delaware, against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the ~~Delaware General Corporation Law~~DGCL for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the ~~Delaware General Corporation Law~~DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 4.Provisions Nonexclusive. The rights conferred on any person by this Article IX shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.
Section 5.Authority to Insure. The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article IX.
Section 6.Survival of Rights. The rights provided by this Article IX shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.Settlement of Claims. The corporation shall not be liable to indemnify any Agent under this Article IX (a) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.
Section 8.Effect of Amendment. Any amendment, repeal, or modification of this Article IX shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.
Section 9.Subrogation. In the event of payment under this Article IX, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.
Section 10.No Duplication of Payments. The corporation shall not be liable under this Article IX to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.
ARTICLE X

Notices
(a)Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given in writing, either (a) timely and duly deposited in the United States Mail, postage prepaid, and addressed to the stockholder's last known post office address as shown by the stock record of the corporation or its transfer agent or (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the ~~Delaware General Corporation Law~~DGCL. Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Corporate Secretary or an Assistant Corporate Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b)Any notice required to be given to any director may be given by the method hereinabove stated. Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number or electronic mail address as such director shall have filed in writing with the Corporate Secretary, or, in the absence of such filing, to the last known post office address of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one (1) permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(c)If no post office address of a stockholder or director be known, such notice may be sent to the office of the corporation required to be maintained pursuant to Section 2 of Article I hereof. An affidavit executed by a duly authorized and competent employee of the corporation or the transfer agent or other agent of the corporation appointed with respect to the class of stock affected, specifying the name and post office address or the names and post office addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same (or, for any stockholder or director to whom notice has been directed by electronic transmission, the form of electronic transmission and the facsimile number, electronic mail address or other location to which such notice was directed and the time at which such notice was directed to each such director or stockholder), shall be prima facie evidence of the statements therein contained.
(d)All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing. All notices given to stockholders by a form of electronic transmission, as above provided, shall be deemed to have been given: (a) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder. All notices given to directors by a form of electronic transmission, as above provided, shall be deemed to have been given when directed to the electronic mail address, facsimile number, or other location filed in writing by the director with the Corporate Secretary.
(e)The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him or her in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice.
(f)Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
(g)Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the ~~Delaware General Corporation Law~~DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(h)Whenever notice is to be given to the corporation by a stockholder under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, such notice shall be delivered to the Corporate Secretary at the principal executive offices of the corporation. If delivered by electronic mail or facsimile, the stockholder's notice shall be directed to the Corporate Secretary at the electronic mail address or facsimile number, as the case may be, specified in the company's most recent proxy statement.

ARTICLE XI

Amendments
Unless otherwise provided in the Certificate of Incorporation, these Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the outstanding stock entitled to vote at such meeting. The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws and provided that the Board of Directors shall not make or alter any Bylaws fixing the qualifications, classifications, term of office or compensation of directors.
ARTICLE XII

Electronic Transmission
When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the ~~Delaware General Corporation Law~~DGCL, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.
ARTICLE XIII

Forum for Adjudication of Disputes
Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation's stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim arising pursuant to any provision of the ~~Delaware General Corporation Law ("~~DGCL~~")~~  or the corporation's Certificate of Incorporation or these Bylaws, (d) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be the Delaware Court of Chancery (except that, in the event the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware). The sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act shall be the federal district courts of the United States of America to the fullest extent permitted by law, unless provided for otherwise in an Alternative Forum Consent. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XIII. If any action the subject matter of which is within the scope of the first sentence of this Article XIII is filed in a court other than the Delaware Court of Chancery (or the federal district court for the District of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Delaware Court of Chancery (or the federal district court for the District of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article XIII and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation's ongoing consent right as set forth above in this Article XIII with respect to any current or future actions or proceedings.